Exhibit 4.1

SOUTHWEST GAS CORPORATION,

as Issuer

and

The Bank of New York Mellon Trust Company, N.A.,

as Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of March 22, 2022

4.05% SENIOR NOTES DUE 2032

CROSS-REFERENCE TABLE

Certain Sections of this Indenture relating to Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939, as amended:

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.09; 7.10
(a)(2)	7.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.10
(b)	7.08; 7.10
311(a)	7.11
(b)	7.11
312(a)	2.05
(b)	10.02
(c)	10.02
313(a)	7.06
(b)(1)	Not Applicable
(b)(2)	7.06
(c)	7.06
(d)	7.06
314(a)	4.02
(b)	Not Applicable
(c)(1)	10.03
(c)(2)	10.03
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	10.04
(f)	4.02
315(a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.11
316(a)(last sentence)	10.05
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	Not Applicable
(b)	6.07
(c)	9.03
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	10.16

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

-iii-

THIRD SUPPLEMENTAL INDENTURE, dated as of March 22, 2022, between Southwest Gas Corporation, a California corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee (the “Trustee”).

THIS THIRD SUPPLEMENTAL INDENTURE CONTAINS ALL OF THE TERMS RELEVANT TO THE 4.05% SENIOR NOTES DUE 2032 OF SOUTHWEST GAS CORPORATION. THE BASE INDENTURE (AS DEFINED HEREIN), AS IT MAY BE AMENDED AND SUPPLEMENTED FROM TIME TO TIME, AS TO WHICH THE THIRD SUPPLEMENTAL INDENTURE SUPPLEMENTS, NEED NOT BE REFERRED TO WITH RESPECT TO THE TERMS OF THE 4.05% SENIOR NOTES DUE 2032 GOVERNED HEREBY.

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee entered into an indenture in respect of the issuance of Debt Securities (as defined herein) by the Company, dated as of June 4, 2020 (the “Base Indenture”);

WHEREAS, Sections 2.01 and 9.01 of the Base Indenture provide that the Company and the Trustee may enter into a supplemental indenture to the Base Indenture for, among other things, the purpose of establishing the designation, form, terms and provisions of the Debt Securities;

WHEREAS, clause (h) of Section 9.01 of the Base Indenture provides that the Company and the Trustee may enter into a supplemental indenture to the Base Indenture to provide for the issuance of Debt Securities of any series as permitted by Section 2.01 of the Base Indenture;

WHEREAS, clause (m) of Section 9.01 of the Base Indenture provides that the Company and the Trustee may enter into a supplemental indenture to the Base Indenture to make changes to the Base Indenture applicable only to a particular series of Debt Securities;

WHEREAS, the Company desires to establish and issue a new series of Debt Securities, the Company’s 4.05% Senior Notes due 2032 (the “Notes”), pursuant to the Base Indenture, as modified by this third supplemental indenture (the “Supplemental Indenture”); and

WHEREAS, the Company desires to enter into this Supplemental Indenture pursuant to Sections 2.01 and 9.01 of the Base Indenture (i) to supplement the Base Indenture, (ii) to provide for the issuance of the Notes and (iii) to make changes to the Base Indenture with respect to (and only with respect to) the Notes as contemplated by Sections 2.01 and 9.01 of the Base Indenture.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto, for the benefit of each other and for the equal and proportionate benefit of all Persons who hereafter become Holders of the Notes, hereby enter into this Supplemental Indenture which amends, modifies, supplements and restates in its entirety (except solely for the provisions of the Base Indenture which authorize the creation of this Supplemental Indenture) the Base Indenture with respect to (and only with respect to) the Notes, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Additional Notes” means any Notes (other than the Initial Notes) issued under the terms of this Indenture (other than pursuant to Sections 2.06, 2.08, 2.10, 3.06 and 9.04 of this Indenture, in the case of Notes that are not already Additional Notes).

“Base Indenture” has the meaning assigned to it in the recitals hereto.

“Board of Directors” means, with respect to any Person, the Board of Directors of such Person, any management committee of such Person or any committee thereof duly authorized to act on behalf of such Board of Directors or such management committee.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York City are authorized or required by law, regulation or executive order to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, partnership interests and limited liability company membership interests, but excluding any debt securities convertible into such equity.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” means the Person named as the “Company” in the preamble to this Indenture until a successor Corporation shall have succeeded to such Person pursuant to the applicable provisions of this Indenture, and thereafter, the “Company” shall mean such successor Corporation.

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, this Indenture shall be principally administered; which office at the date of the execution of this Indenture is located at 2 N. LaSalle Street, 7th Floor, Chicago, Illinois 60602, Attention: Corporate Trust Administration, or at any other time at such other address as the Trustee may designate from time to time by written notice to the Holders.

“Corporation” means a corporation, association, company, joint-stock company or business trust.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Finance Lease” means any lease of property of the Company (whether real, personal or mixed) by the Company as lessee that would, in conformity with generally accepted accounting principles, be required to be accounted for as a finance lease on the balance sheet of the Company.

“Funded Debt” means all Indebtedness of the Company that by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is directly or indirectly renewable or extendable at the option of the Company to a date more than one year from the date of creation thereof (including an option of the Company under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year), but excluding any payments due under the terms thereof within 12 months of any date of determination (including any deposit or payment required to be made under any prepayment provision, sinking fund, purchase fund or similar provision).

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.

“guarantor” means any Person that guarantees the Notes.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the security register books of the Registrar.

“incur” means issue, assume, guarantee or otherwise become liable for.

“Indebtedness” means, as applied to any Person, Finance Leases, bonds, notes, debentures and other securities representing obligations for borrowed money created or assumed by such Person. All indebtedness guaranteed as to payment of principal in any manner by such Person or in effect guaranteed by such Person through a contingent agreement to purchase such indebtedness, and all indebtedness that is both secured by a Lien upon property owned by such Person and upon which such Person customarily pays interest, even though such Person has not assumed or become liable for the payment of such indebtedness, shall for all purposes hereof be deemed to be “Indebtedness” of such Person.

“Indenture” means the Base Indenture, as supplemented by this Supplemental Indenture, in each case as amended or supplemented from time to time.

“Initial Notes” means the $600,000,000 aggregate principal amount of Notes issued under this Indenture on the Issue Date.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes as specified in the Form of Face of Note contained in Exhibit A.

“Issue Date” means March 22, 2022.

“Lien” means any lien, mortgage, pledge, security interest, charge or other encumbrance of any kind.

“Officer” means the Chief Executive Officer, President, the Controller, the Chief Operating Officer, any Vice President, the Treasurer, the Assistant Treasurer, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the Secretary or the Assistant Secretary, as applicable.

“Officers’ Certificate” means a certificate signed by any two Officers of the Company.

“Opinion of Counsel” means a written opinion, reasonably acceptable to the Trustee, from legal counsel to the Company. The counsel may be an employee of the Company. Opinions of Counsel required to be delivered under this Indenture may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or governmental or other officials customary for opinions of the type required, including certificates certifying as to matters of fact.

“Person” means any individual, Corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal” means the principal of the Notes plus the premium, if any, payable on the Notes that is due or overdue or is to become due at the relevant time; provided, however, that for purposes of calculating any such premium, the term “principal” shall not include the premium with respect to which such calculation is being made.

“Redemption Date” shall mean the date specified for redemption of the Notes in accordance with the terms of the Notes and Section 3.01.

“SEC” means the Securities and Exchange Commission or any successor agency.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Securities Custodian” means the custodian with respect to a Global Note (as appointed by DTC) or any successor Person thereto and shall initially be the Trustee.

“Stated Maturity” means, with respect to any Note, the date specified in such security as the fixed date on which the payment of principal of such Note is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof until the exercise of such option by such holder).

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of that date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.

“Supplemental Indenture” has the meaning assigned to it in the recitals hereto.

“Total Capitalization” means, as at any time, the aggregate of (i) all amounts outstanding on such date classified as shareholders’ equity of the Company on such date, (ii) all amounts outstanding on such date classified as preferred or preference stock of the Company on such date, and (iii) all amounts of Funded Debt of the Company outstanding on such date determined on an unconsolidated basis.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendments, the U.S. Trust Indenture Act of 1939, as so amended.

“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means such successor.

“Trust Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Uniform Commercial Code” means the New York Uniform Commercial Code, as in effect from time to time.

“United States” and “U.S.” means the United States of America.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the Company’s option.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the Capital Stock of such person that is at the time entitled to vote generally in the election of the Board of Directors of such person.

Section 1.02. Other Definitions.

Term	Defined in Section
“Affiliate”	10.05
“Agent Members”	2.01	(d)
“Authenticating Agent”	2.02
“Authentication Order”	2.02
“Bankruptcy Law”	6.01
“covenant defeasance option”	8.01	(b)

“Custodian”	6.01
“Debt”	4.07	(a)
“Definitive Notes”	2.01	(e)
“Event of Default”	6.01
“Global Notes”	2.01	(a)
“legal defeasance option”	8.01	(b)
“Notes”	Recitals
“Notice of Default”	6.01
“Paying Agent”	2.03
“Registrar”	2.03
“Sale and Lease back Transaction”	4.08
“Successor”	5.01
“Value”	4.07	(c)

Section 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the Trust Indenture Act which are incorporated by reference in and made a part of this Indenture. The following terms in the Trust Indenture Act have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder or Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities, including any guarantor.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.04. Rules of Construction. For purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires:

(i) all terms used in this Indenture that are not defined herein and that are used as defined by the Trust Indenture Act, defined by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions;

(ii) a term has the meaning assigned to it;

(iii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iv) “including” means including without limitation;

(v) words in the singular include the plural and words in the plural include the singular;

(vi) all references to Notes shall refer also to any Additional Notes issued in the form of Notes pursuant to Section 2.14;

(vii) all references to the date the Notes were originally issued shall refer to the Issue Date or the date any Additional Notes were originally issued, as the case may be; and

(viii) all references herein to particular Sections or Articles shall refer to this Indenture unless otherwise so indicated.

Section 1.05. Conflicts with Base Indenture. In the event that any provision of this Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, such provision of this Supplemental Indenture shall control.

ARTICLE 2

THE NOTES

Section 2.01. Form and Dating.

(a) Form of Notes. The Notes of shall be substantially in the form attached as Exhibit A, with such appropriate provisions as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable laws or the rules of any securities exchange or DTC or as may, consistently herewith, be determined by the Officers of the Company executing such Notes, as evidenced by their execution thereof.

The Trustee’s certificate of authentication shall be substantially in the form set forth in this Article.

The Definitive Notes shall be printed, lithographed or engraved on a steel engraved border or on steel engraved borders or produced by any combination of these methods, if required by any securities exchange on which the Notes may be listed, or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers of the Company executing such Notes, as evidenced by their execution of such Notes.

The Notes shall be issued on the Issue Date in the form of a permanent global Note (each, a “Global Note” and, collectively, the “Global Notes”), deposited with the Trustee, as custodian for DTC, duly executed by the Company, authenticated by the Trustee as hereinafter provided and dated the date of their authentication. Each Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

The principal of and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in Las Vegas, Nevada, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.03; provided, however, that at the option of the Company, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (ii) upon request of any Holder of at least $1,000,000 principal amount of Notes, wire transfer to an account located in the United States of America maintained by the payee. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by DTC.

(b) Denominations. The Notes shall be issuable only in fully registered form, without coupons, and only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

(c) Legend for Global Notes. The Global Notes shall bear the following legend on the face thereof:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S

NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE SUPPLEMENTAL INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(d) Book-Entry Provisions.

(i) This Section 2.01(d) shall apply only to Global Notes deposited with the Trustee, as custodian for DTC.

(ii) Each Global Note initially shall (x) be registered in the name of DTC or the nominee of DTC, (y) be delivered to the Trustee as custodian for DTC and (z) bear the legend set forth in Section 2.01(c).

(iii) Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Trustee as the custodian of DTC or under such Global Note, and DTC shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (x) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC, or (y) impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(iv) In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to subsection (e) of this Section 2.01 to beneficial owners who are required to hold Definitive Notes, the Securities Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and amount.

(v) In connection with the transfer of an entire Global Note to beneficial owners pursuant to subsection (e) of this Section 2.01, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(vi) The registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

(e) Definitive Notes. Except as provided below, owners of beneficial interests in a Global Note shall not be entitled to have Notes represented by the Global Note registered in their name or to receive certificated Notes (“Definitive Notes”). If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Notes in exchange for their beneficial interests in a Global Note upon written request in accordance with DTC’s and the Registrar’s procedures. In addition, Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (x) DTC notifies the Company that it is unwilling or unable to continue as depository for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depository, and in each case a successor depository is not appointed by the Company within 90 days of such notice, (y) the Company executes and delivers to the Trustee and Registrar an Officers’ Certificate stating that such Global Note shall be so exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes and the Registrar has received a request from DTC to exchange the Global Note for Definitive Notes.

(f) Certificate of Authentication. The Trustee’s certificates of authentication shall be in substantially the following form:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Notes referred

to in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A.,

as Trustee

By
Authorized Signatory

Dated:

Section 2.02. Execution and Authentication. An Officer of the Company shall sign the Notes for the Company by manual signature.

If an Officer of the Company whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually or electronically authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication. Each Note shall be dated the date of its authentication. The Trustee shall authenticate Notes for original issue upon receipt of, and shall be fully protected in relying upon:

(a)	An order to the Trustee signed by an Officer of the Company directing the Trustee to authenticate the Notes (an “Authentication Order”);

(b)

a copy of the resolution or resolutions of the Board of Directors in or pursuant to which the terms and form of the Notes were established, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect as of the date of such certificate, and if the terms and form of such Notes are established by an Officers’ Certificate pursuant to general authorization of the Board of Directors, such Officers’ Certificate;

(c)	a supplemental indenture, if any;

(d)	an Officers’ Certificate of the Company delivered in accordance with Section 10.03; and

(e)

an Opinion of Counsel delivered in accordance with Section 10.03, and that states that such Notes, when authenticated and delivered by Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

Notwithstanding anything to the contrary contained herein, the Company may from time to time, without notice to or consent of the Holders, issue such additional principal amounts of Additional Notes as may be issued and authenticated pursuant to Section 2.14 of this Indenture, and Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.06, Section 2.08, Section 2.09, Section 3.06 or Section 9.04.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.

In case the Company, pursuant to Article 5, shall be consolidated or merged with or into any other Person or shall sell, lease or convey all or substantially all of its properties or assets to any Person, and the Successor (if other than the Company), shall have executed an indenture supplemental hereto (if not otherwise a party to the Indenture) with the Trustee pursuant to Article 5, any of the Notes authenticated or delivered prior to such consolidation, merger, sale, lease or conveyance may, from time to time, at the request of such Successor, be exchanged for other Notes executed in the name of such Successor with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Authentication Order of such Successor, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a Successor (if other than the Company) pursuant to this Section 2.02 in exchange or substitution for or upon registration of transfer of any Notes, such Successor, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.

In connection with the transfer, authentication or cancellation of any Notes by the Trustee, in addition to the other requirements of this Article 2 and Section 10.03, the Trustee may require that the Company deliver to the Trustee an Opinion of Counsel as provided in Section 7.02(b).

Section 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more additional paying agents. The term “Paying Agent” includes any such additional paying agent. The Company may change the Registrar or appoint one or more co-Registrars without notice.

In the event the Company shall retain any Person not a party to this Indenture as a Paying Agent or Registrar hereunder, the Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the applicable terms of the Trust Indenture Act. Such agency agreement shall implement the provisions of this Indenture that relate to such Paying Agent or Registrar. The Company shall notify the Trustee in writing of the name and address of each such Paying Agent or Registrar. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company shall be responsible for the fees and compensation of all Paying Agents and Registrars appointed or approved by it. Either the Company or any of its domestically incorporated wholly-owned Subsidiaries may act as a Registrar or Paying Agent.

The Company initially appoints the Trustee as Registrar and Paying Agent for the Notes.

Section 2.04. Paying Agent to Hold Money in Trust. By no later than 11:00 a.m. (New York City time) on the date on which any principal or interest on any Note is due and payable, the Company shall deposit with the applicable Paying Agent a sum sufficient to pay such principal or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee in writing of any Default by the Company in making any such payment. If either of the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.04, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05. Noteholder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

Section 2.06. Transfer and Exchange. Notwithstanding any other provision of this Indenture or the Notes (other than Section 2.01(e) hereof), transfers and exchanges of Notes and beneficial interests in a Global Note of the kinds specified in this Section 2.06 shall be made only in accordance with this Section 2.06. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.01 or this Section 2.06. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(a) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06, the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06. A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note.

(b) Transfer and Exchange of Definitive Notes for Beneficial Interests. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes. A beneficial interest in a Global Note may be exchanged for a Note that is not a Global Note as provided in Section 2.01(e).

(d) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(d) and Section 2.06(c) hereof.

(e) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article 2, execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar’s or co-Registrar’s request and upon a written order of the Company.

(ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 3.06 or Section 9.04).

(iii) Neither the Registrar nor the co-Registrar or the Issuer shall be required to register the transfer of or exchange of any Note for a period beginning (A) 15 days before the transmission of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such transmission or (B) 15 days before an Interest Payment Date and ending on such Interest Payment Date.

(iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar shall be affected by notice to the contrary.

(v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall be the valid and legally binding obligation of the Company, shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(f) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, DTC or other Person in respect of any aspect of the records, or for maintaining, supervising or reviewing any records, relating to beneficial ownership interests of a Global Note, with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee and the Company may conclusively rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(g) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by DTC to a nominee of DTC, by a nominee of DTC to DTC or to another nominee of DTC or by DTC or any such nominee to a successor depositary or to a nominee of such successor depositary.

Neither the Trustee nor any agent thereof shall have any responsibility for any actions taken or not taken by DTC or any successor depositary.

Section 2.07. Business Days. If a payment date is on a date that is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period. If a regular record date is on a day that is not a Business Day, the record date shall not be affected.

Section 2.08. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note shall provide the Company and the Trustee with evidence to their satisfaction that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. In addition, such Holder shall furnish an indemnity or surety bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note is an additional obligation of the Company.

Section 2.09. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled, those delivered for cancellation, those for which payment or redemption money has been deposited or set aside in trust as described in Section 8.01 and those described in this Section 2.09 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or Stated Maturity Date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.10. Temporary Notes. Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, one or more Definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Notes.

Section 2.11. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation and such delivery shall be accompanied by an Officers’ Certificate in which the Company directs the Trustee to cancel such Notes. The Registrar and the Paying Agent shall forward to the Trustee for cancellation any Notes surrendered to them for registration of transfer or exchange or payment. The Trustee and no one else shall cancel (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer or exchange, payment or cancellation and, upon the written request of the Company, deliver a certificate of such cancellation to the Company. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation, but this shall not prohibit the Company from issuing any Additional Notes. All cancelled Notes held by the Trustee may be disposed of by the Trustee in accordance with its then customary practices and procedures. The Trustee shall provide to the Company a list of all Notes that have been cancelled from time to time as requested in writing by the Company.

Section 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, the Company shall pay defaulted interest plus interest on such defaulted interest to the extent lawful at the rate specified therefor in the Notes in any lawful manner. The Company may pay the defaulted interest to the Persons who are Noteholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee, which specified record date shall not be less than 10 days prior to the payment date for such defaulted interest and shall promptly transmit or cause to be transmitted to each applicable Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company shall notify the Trustee pursuant to an Officers’ Certificate of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such defaulted interest as provided in this Section 2.12.

Section 2.13. CUSIP Numbers, etc. The Company in issuing the Notes may use “CUSIP” or “ISIN” numbers and/or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or “ISIN” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers and/or other similar numbers.

Section 2.14. Issuance of Additional Notes. The Company shall be entitled to issue, from time to time, Additional Notes under this Indenture, which shall have identical terms as the Initial Notes (in each case, other than with respect to the date of issuance, the issue price, the amount of interest payable on the first payment date applicable thereto and any changes necessary to conform to and ensure compliance with the Securities Act (or other applicable securities laws)), as the case may be; provided that if the Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number.

With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officers’ Certificate, copies of which shall be delivered to the Trustee, the following information:

(i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(ii) the issue price, the Issue Date and the “CUSIP” and “ISIN” number of any such Additional Notes and the amount of interest payable on the first payment date applicable thereto.

Section 2.15. One Class of Notes. The Notes and any Additional Notes shall vote and consent together on all matters as one class, and none of the Notes or any Additional Notes shall have the right to vote or consent as a separate class on any matter.

ARTICLE 3

REDEMPTION

Section 3.01. Applicability of this Article. Redemption of Notes, as permitted or required by any form of Note issued pursuant to this Indenture or the documentation providing therefor, shall be made in accordance with such form of Note or documentation and this Article 3; provided, however, that if any provision of any such form of Note or documentation shall conflict with any provision of this Article, the provision of such form of Note or documentation shall govern.

Section 3.02. Notices to Trustee; Selection of Notes to Be Redeemed. If the Company elects to redeem Notes pursuant to the terms thereof, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed.

The Company shall give each notice to the Trustee provided for in this Section 3.02 at least 10 days before the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate from the Company to the effect that such redemption shall comply with the conditions herein. The record date relating to such redemption shall be selected by the Company and set forth in the related notice given to the Trustee, which record date shall be not less than 15 days prior to the date selected for redemption by the Company.

If fewer than all the Notes then outstanding are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot and in the case of Notes held in book entry form, in accordance with DTC’s applicable procedures.

Notes and portions thereof selected for redemption shall be in amounts of $2,000 or integral multiples of $1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall promptly notify the Company of the Notes or portions of Notes to be redeemed.

Section 3.03. Notice of Redemption. At least 10 days but not more than 60 days before a date for redemption of Notes, the Company shall mail (or, in the case of Notes held in book-entry form, send by electronic transmission) a notice of redemption by first-class mail to each Holder of Notes to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed and shall state:

(a) the aggregate amount of Notes to be redeemed;

(b) the Redemption Date;

(c) the redemption price (or the method of calculating such price) and the amount of accrued interest to be paid, if any;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued and unpaid interest, if any;

(f) if fewer than all the outstanding Notes are to be redeemed, the certificate number (if certificated) and principal amounts of the particular Notes to be redeemed;

(g) that, unless the Company defaults in making such redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;

(h) the CUSIP number, or any similar number, if any, printed on the Notes being redeemed; and

(i) that no representation is made as to the correctness or accuracy of the CUSIP number, or any similar number, if any, listed in such notice or printed on the Notes.

At the Company’s written request (which may be rescinded or revoked at any time prior to the time at which the Trustee shall have given such notice to the Holders), the Trustee shall give the notice of redemption in the name of the Company and at the Company’s expense (which notice shall be sent by electronic transmission in the case of Notes held in book-entry form). In such event, the Company shall provide the Trustee with the information required by this Section 3.03 at least five Business Days prior to the date chosen for giving such notice to the Holders (unless the Trustee shall agree to a shorter period). The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Notes.

Section 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption shall become due and payable on the Redemption Date and at the redemption price as stated in the notice. Upon surrender to the Paying Agent on the Redemption Date, such Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest to, but not including, the Redemption Date; provided that the Company shall have deposited the redemption price with the Paying Agent or the Trustee on or before 11:00 a.m. (New York City time) on the Redemption Date; provided, further, that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued and unpaid interest shall be payable to the Noteholder of the redeemed Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.05. Deposit of Redemption Price. By no later than 11:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or any of its Subsidiaries is the Paying Agent, shall segregate and hold in trust) an amount of money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that are owned by the Company or a Subsidiary and have been delivered by the Company or such Subsidiary to the Trustee for cancellation. All money, if any, earned on funds held by the Paying Agent shall be remitted to the Company. In addition, the Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest, if any, on, all Notes to be redeemed.

Unless the Company defaults in the payment of such redemption price, interest on the Notes or portions of Notes to be redeemed shall cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

Section 3.06. Notes Redeemed in Part. In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the bond will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Notes. The Company covenants and agrees that it shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if, on or before 11:00 a.m. (New York City time) on such date, the Trustee or the Paying Agent (or, if the Company or any of its Subsidiaries is the Paying Agent, the segregated account or separate trust fund maintained by the Company or such Subsidiary pursuant to Section 2.04) holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful as provided in Section 2.12.

Notwithstanding anything to the contrary contained in this Indenture, the Company or the Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America or other domestic or foreign taxing authorities from principal or interest payments hereunder.

Section 4.02. Compliance Certificate. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate signed by its principal executive officer, principal financial officer or principal accounting officer which shall comply with Section 314 of the Trust Indenture Act, stating whether or not to the knowledge of the signers thereof any Default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder), specifying all such Defaults and the nature and status thereof of which they may have knowledge.

Section 4.03. Maintenance of Office or Agency. The Company shall maintain the office or agency required under Section 2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.01.

Section 4.04. Existence. Except as otherwise permitted by Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation or other Person.

Section 4.05. Maintenance of Properties. The Company will cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders of the Notes.

Section 4.06. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or upon the income, profits or property of the Company, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or if such failure to pay or discharge could not reasonably be expected to have a material adverse effect on the business, operations, affairs, financial condition, assets or properties of the Company and its subsidiaries taken as a whole or on the ability of the Company to pay the Notes in accordance with their terms.

Section 4.07. Restrictions on Liens.

(a) The Company will not, at any time during which any Notes are outstanding, issue, assume or guarantee any debt for money borrowed (hereinafter referred to as “Debt”) secured by any Lien upon any property or asset of the Company (whether such property or asset is now owned or hereafter acquired), without in any such case effectively securing, prior to or concurrently with the issuance, assumption or guarantee of any such Debt, the Notes (together with, if the Company shall so determine, any other indebtedness of or guarantee by the Company ranking equally with the Notes and then existing or thereafter created) equally and ratably with (or, at the Company’s option, prior to) such Debt, provided, however, that the foregoing restrictions shall not apply to or prevent the creation of:

(i) Liens on any property acquired, constructed or improved by the Company after the Issue Date that are created or assumed contemporaneously with, or within 120 days after, such acquisition or completion of the construction or improvement, or within six months thereafter pursuant to a firm commitment for financing arranged with a lender or investor within such 120-day period, to secure or provide for the payment of all or any part of the purchase price of such property or the cost of such construction or improvement incurred after the Issue Date, or, in addition to Liens contemplated by clauses (a)(ii) and (a)(iii) below, Liens on any property existing at the time of acquisition thereof, provided that the Liens do not apply to any property theretofore owned by the Company other than, in the case of any such construction or improvement, any theretofore unimproved property on which the property so constructed or the improvement is located;

(ii) existing Liens on any property or indebtedness of a Person that is merged with or into or consolidated with the Company; provided that the Liens shall not apply to any property theretofore owned by the Company;

(iii) Liens in favor of the United States of America, any state or any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction to secure partial, progress, advance or other payment pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to such Liens, including, without limitation, Liens to secure Debt of the pollution control or industrial revenue bond type;

(iv) Liens on current assets of the Company to secure loans which mature within 12 months from the creation thereof and which are made in the ordinary course of business;

(v) Liens on any property (including any natural gas, oil or other mineral property) of the Company to secure all or part of the cost of exploration or drilling for or development of oil or gas reserves or laying a pipeline or to secure Debt incurred to provide funds for any such purpose;

(vi) any Lien existing on the Issue Date;

(vii) Liens on moneys or government obligations deposited with a trustee or agent for holders of Debt to defease such Debt; and

(viii) Liens for the sole purposes of extending, renewing or replacing, in whole or in part, Liens securing Debt of the type referred to in the foregoing clauses (a)(i) through (a)(vii), inclusive, or this clause (a)(viii); provided, however, that the principal amount of Debt so secured at the time of such extension, renewal or replacement (plus all accrued interest on the Debt and the amount of all fees and expenses, including premiums, incurred in connection therewith) may not be increased, and that such extension, renewal or replacement is limited to all or part of the property or indebtedness which secured the Lien so extended, renewed or replaced (plus improvements on such property).

(b) The provisions of Section 4.07(a) shall not apply to the issuance, assumption or guarantee by the Company of Debt secured by a Lien which would otherwise be subject to such restrictions up to an aggregate amount that, together with all other Indebtedness of the Company (other than Debt secured by Liens permitted by Section 4.07(a)) that would otherwise be subject to such restrictions and the Value of all Sale and Lease-back Transactions in existence at such time (other than any Sale and Lease-back Transaction that, if such Sale and Lease-back Transaction had been a Lien, would have been permitted by Section 4.07(a)(i) and other than Sale and Lease-back Transactions as to which application of amounts have been made in accordance with Section 4.08(b)), does not at the time the Company issues, assumes or guarantees Debt secured by such Lien exceed 10% of Total Capitalization.

(c) “Value” means, with respect to a Sale and Lease-back Transaction, as at any time, the amount equal to the greater of:

(i) the net proceeds from the sale or transfer of the property leased pursuant to such Sale and Lease-back Transaction; and

(ii) the fair value, in the opinion of the Board of Directors of the Company, of such property at the time of entering into such Sale and Lease-back Transaction,

in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

(d) If at any time the Company shall issue, assume or guarantee any Debt secured by any Lien and if Section 4.07(a) requires that the Notes be secured equally and ratably with such Debt, the Company will promptly deliver to the Trustee:

(i) an Officers’ Certificate stating that the covenant of the Company contained in Section 4.07(a) has been complied with; and

(ii) an Opinion of Counsel to the effect that such covenant has been complied with, and that any instrument executed by the Company in the performance of such covenant complies with such covenant.

(e) In the event that the Company shall hereafter secure the Notes equally and ratably with (or prior to) any other Debt or obligation pursuant to the provisions of this Section 4.07, the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as it may deem advisable to enable it to enforce effectively the rights of the holders so secured, equally and ratably with such Debt and other obligations; provided, however, that if such indenture or agreement affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture or agreement.

Section 4.08. Restrictions on Sale and Lease-back Transactions. The Company will not enter into any direct or indirect arrangement with any Person providing for the lease to the Company of any property of the Company (except for temporary leases for a term, including any renewal thereof, of not more than three years), which property has been or is to be sold or transferred by the Company to such Person or to any other Person by whom funds have been or are to be advanced on the security of such property (a “Sale and Lease-back Transaction”) unless the proceeds of such sale are at least equal to the fair value of such property being sold and leased-back and either:

(a) the Company would be entitled, pursuant to the provisions of Section 4.07(a)(i) or Section 4.07(b) to incur Debt secured by a Lien on such property without equally and ratably securing the Notes; or

(b) within 180 days of the effective date of the Sale and Lease-back Transaction, the Company applies, or covenants that it will apply, an amount not less than the fair value of such property to one or more of:

(i) the payment or other retirement of Funded Debt incurred or assumed by the Company which ranks senior to or pari passu with the Notes (other than Funded Debt owned by the Company), or

(ii) the purchase of property at not more than its fair value (other than the property involved in such sale).

ARTICLE 5

CONSOLIDATION, MERGER AND SALE OF ASSETS

Section 5.01. When the Company or any Guarantor May Merge or Transfer Assets. The Company or any guarantor shall not consolidate with or sell, lease or convey all or substantially all of its properties or assets to, or merge with or into, in one transaction or a series of related transactions, any other Person, unless:

(a) the Company or such guarantor, as the case may be, shall be the continuing Person or, alternatively, the successor Person formed by or resulting from such consolidation or merger, or the Person that receives the transfer of such properties or assets (the “Successor”) shall be a Person organized under the laws of the United States of America, any State thereof or the District of Columbia and the Successor (if not the Company or such guarantor, as the case may be) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the applicable Notes and this Indenture or of such guarantor under its guarantee of the applicable Notes by executing a supplemental indenture to this Indenture;

(b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company as a result of such transaction having been incurred by the Company at the time of such transaction, no Default or Event of Default shall have occurred and be continuing;

(c) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a Lien which would not be permitted by this Indenture, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Notes equally and ratably with (or prior to) all indebtedness secured thereby; and

(d) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture (if any) comply with this Indenture and that such supplemental indenture constitutes the legal, valid and binding obligation of the Successor subject to customary exceptions.

Section 5.02. Successor Person Substituted. The applicable Successor will succeed to, and be substituted for, and may exercise every right and power of, the Company or such guarantor, as the case may be, under the Indenture or the respective guarantee of the applicable Notes. The Company or such guarantor, as the case may be, shall be relieved of all obligations and covenants under the Notes, the respective guarantee of such Notes and the Indenture; provided that in the case of a lease of all or substantially all of the Company’s or such guarantor’s, as the case may be, property or assets, the Company or such guarantor, as the case may be, will not be released from the obligation to pay the principal of and premium, if any, and interest on such Notes. Notwithstanding the provisions of this Article 5, any guarantor may merge with or into or transfer all or part of its properties or assets to another guarantor or to the Company.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default. An “Event of Default” occurs with respect to the Notes if:

(a) a Default in any payment of interest on any Note when the same becomes due and payable occurs, and such Default continues for a period of 30 days;

(b) a Default in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable at its Stated Maturity occurs, upon optional redemption or otherwise;

(c) the Company or any guarantor fails to comply with any of its agreements in the Notes, this Indenture or any guarantee of the Notes, as applicable (other than those referred to in (a) or (b) above) and such failure continues for 60 days after the notice specified below;

(d) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company in an individual principal amount outstanding of at least $50,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company in an individual principal amount outstanding of at least $50,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay $50,000,000 or more of the principal of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such payment being made in full or such acceleration having been rescinded or annulled, within a period of 30 days after the notice specified below;

(e) any guarantee with respect to the Notes ceases for any reason to be, or is asserted by the Company or the guarantor not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by this Indenture and any such guarantee of such Notes;

(f) the Company or any guarantor of the Notes pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) takes any comparable action under any foreign laws relating to insolvency;

(g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any guarantor of the Notes in an involuntary case;

(ii) appoints a Custodian of the Company or any guarantor of the Notes or for any substantial part of the property of the Company or any guarantor of the Notes; or

(iii) orders the winding up or liquidation of the Company or any guarantor;

(or any similar relief is granted under any foreign laws) and the order, decree or relief remains unstayed and in effect for 60 consecutive days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default with respect to Notes under clause (c) and (d) of this Section 6.01 is not an Event of Default until the Trustee (by written notice to the Company) or the Holders of at least 25% in aggregate principal amount of the outstanding Notes (by written notice to the Company and the Trustee) gives notice of the Default and the Company does not cure such Default within the time specified in said clause (c) or (d), as applicable, after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event that with the giving of notice or the lapse of time would become an Event of Default under clauses (c) through (g) of this Section 6.01, its status and what action the Company is taking or proposes to take with respect thereto.

Section 6.02. Acceleration. If an Event of Default with respect to Notes (other than an Event of Default specified in Sections 6.01(f) or 6.01(g) with respect to the Company) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by written notice to the Company and the Trustee, may, and the Trustee at the request of such Holders, shall, declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(f) or 6.01(g) with respect to the Company occurs and is continuing, the principal of and accrued and unpaid interest on all Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate principal amount of the outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default with respect to Notes have been cured or waived except nonpayment of principal or interest that has become due solely because of such acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee, in conformity with its duties under this Indenture, will exercise all rights or powers under this Indenture at the request or direction of any Holders of such Notes, provided, that such Holders provide the Trustee with an indemnity and/or security reasonably satisfactory to the Trustee against any loss, liability or expense.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are, to the extent permitted by law, cumulative.

Section 6.04. Waiver of Past or Existing Defaults. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may, on behalf of the Holders of the Notes, waive any past or existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Note or (b) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each affected Noteholder. When a Default is waived, it is deemed cured, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05. Control by Majority. Upon provision of security and/or indemnity reasonably satisfactory to the Trustee, the Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Notes or of exercising any trust or power conferred on the Trustee. However, the Trustee, which may conclusively rely on opinions of counsel, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, a Holder of Notes may not pursue any remedy with respect to this Indenture or the Notes unless:

(a) an Event of Default shall have occurred and be continuing and the Holder gives to the Trustee prior written notice stating that an Event of Default is continuing;

(b) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding (including any Additional Notes) make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer to the Trustee security and/or indemnity reasonably satisfactory to it against any loss, liabilities or expenses in compliance with such request;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(e) the Holders of a majority in aggregate principal amount of the Notes then outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Noteholders).

Section 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in such Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

Section 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Company, its creditors or any other obligor upon the Notes, or any of their creditors or the property of the Company or such other obligor or their creditors and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

Section 6.10. Priorities. Any money or other property collected by the Trustee pursuant to Article 6 hereof, or any money or other property otherwise distributable in respect of the Company’s obligations under this Indenture, shall be applied in the following order:

FIRST: to the Trustee (including any predecessor Trustee) and its agents for amounts due under this Indenture, including without limitation, Section 7.07 hereto;

SECOND: to Noteholders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD: to the Company.

The Trustee may, upon prior written notice to the Company, fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

Section 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

Section 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates and opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates and opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this subsection does not limit the effect of subsections (b) or (f) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) [Reserved].

(e) The Trustee shall not be liable for interest on any money or other property received by it or for holding moneys or other property uninvested, in either case, except as otherwise agreed between the Company and the Trustee. Money and other property held in trust by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other money or property except to the extent required by law.

(f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the Trust Indenture Act, where applicable.

Section 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on, and shall be protected in acting or refraining from acting in reliance on, any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may execute any of the trusts or powers or perform any duties hereunder either directly or through attorneys and agents, respectively, and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder.

(d) The Trustee shall not be liable for any action it takes, suffers to exist or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless written notice of such Default or Event of Default shall have been given to a Trust Officer of the Trustee at the Corporate Trust Office by the Company or any other obligor on the Notes or by any Holder of the Notes. Any such notice shall reference this Indenture and the Notes.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee pursuant to this Indenture, including its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities as Registrar and Paying Agent, as the case may be, hereunder.

(i) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further reasonable inquiry or reasonable investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice and at reasonable times, to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(j) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(k) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers of the Company authorized at such time to take specified actions pursuant to this Indenture.

(l) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 7.05. Notice of Defaults. If a Default or an Event of Default occurs with respect to the Notes and is continuing and a Trust Officer receives written notice of such Default or Event of Default, the Trustee shall transmit to each Noteholder notice of Default within 60 days after written notice of it is received by a Trust Officer of the Trustee. Except in the case of a Default in payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is not opposed to the interests of Noteholders.

Section 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with Section 313(a) of the Trust Indenture Act. The Trustee also shall comply with Section 313(b) of the Trust Indenture Act. The Trustee shall promptly deliver to the Company a copy of any report it delivers to Holders pursuant to this Section 7.06.

A copy of each report at the time of its mailing to Noteholders shall be filed by the Trustee with the SEC and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee in writing whenever the Notes become listed on any stock exchange and of any delisting thereof.

Section 7.07. Compensation and Indemnity. The Company covenants and agrees to pay to the Trustee (and any predecessor Trustee) from time to time such compensation for its services as the Company and the Trustee shall from time to time mutually agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses (including attorneys’ fees and expenses), disbursements and advances incurred or made by it in accordance with the provisions of this

Indenture, including costs of collection, in addition to such compensation for its services, except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents and counsel. The Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business. The Company shall indemnify each of the Trustee, its officers, directors, employees and any predecessor Trustees against any and all loss, damage, claim (whether asserted by the Company, a Holder or any other Person) liability or expense (including reasonable attorneys’ fees and expenses) (other than taxes applicable to the Trustee’s compensation hereunder) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim of which a Trust Officer has received written notice and for which it may seek indemnity. Failure by the Trustee so to notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate, to the extent reasonable, in the defense of any such claim, and, if (in the sole judgment of counsel to the Trustee) the facts and/or issues surrounding the claim are reasonably likely to create a conflict with the Company, the Company shall pay the reasonable fees and expenses of separate counsel to the Trustee. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed.

To secure the Company’s payment obligations in this Section 7.07, the Trustee (including any predecessor trustee) shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Company’s payment obligations pursuant to this Section 7.07 shall survive the satisfaction, discharge and termination of this Indenture, the resignation or removal of the Trustee and any discharge of this Indenture including any discharge under any bankruptcy law. In addition to and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services after the occurrence of a Default specified in Section 6.01(f) or 6.01(g) with respect to the Company, the expenses and the compensation for the services are intended to constitute expenses of administration under Bankruptcy Law.

Section 7.08. Replacement of Trustee. The Trustee may resign at any time upon 30 days’ written notice to the Company. The Holders of a majority in principal amount of the Notes then outstanding, may remove the Trustee upon 30 days’ written notice to the Trustee and may appoint a successor Trustee, which successor Trustee shall be reasonably acceptable to the Company. The Company shall remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged bankrupt or insolvent;

(c) a receiver or other public officer takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and the Company shall pay all amounts due and owing to the Trustee under Section 7.07 of the Indenture. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders affected by such resignation or removal. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office with respect to the Notes within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article 7 and Section 310(a) of the Trust Indenture Act, without the execution or filing of any paper or any further act on the part of the parties hereto.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.

Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

Section 7.11. Preferential Collection of Claims Against the Company. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01. Discharge of Liability on Notes; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Notes that have not already been delivered to the Trustee for cancellation or (ii) (A) all outstanding Notes have become due and payable, whether at maturity, as a result of repayment at the option of the Holders or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof or (B) the Notes shall become due and payable at their Stated Maturity within one year, or the Notes are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and, in each case of this clause (ii), the Company or any guarantor, if applicable, irrevocably deposits or causes to be deposited with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon to maturity or such Redemption Date, and if, in the case of either clause (i) or (ii), the Company or any guarantor, if applicable, pays all other sums payable hereunder by the Company and any guarantor, if applicable, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company or any guarantor, if applicable, accompanied by an Officers’ Certificate and an Opinion of Counsel that all conditions precedent provided herein for satisfaction and discharge of this Indenture have been complied with at the cost and expense of the Company.

(b) Subject to Section 8.01(c) and Section 8.02, the Company at any time may terminate (i) all of its obligations and the obligations of any guarantors under the Notes, the applicable guarantees and this Indenture as it relates to such Notes and related guarantees (“legal defeasance option”) or (ii) its obligations, and the obligations of any guarantor, under Sections 4.02, 4.03 and 4.04, Article 5 and the operation of Sections 6.01(c) and 6.01(e) as it relates to the Notes and related guarantees (“covenant defeasance option”). The Company may exercise its legal defeasance option as it relates to the Notes notwithstanding its prior exercise of its covenant defeasance option as it relates to such Notes.

If the Company exercises its legal defeasance option with respect to the Notes, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(c) or 6.01(e).

Upon satisfaction of the conditions set forth herein and upon request of the Company the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding clauses (a) and (b) above, the Company’s or any guarantor’s, if applicable, obligations in Sections 2.03, 2.04, 2.05, 2.08, 4.01, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the Notes have been paid in full. Thereafter, the Company’s and the Trustee’s obligations in Sections 7.07, 8.04 and 8.05 shall survive such satisfaction and discharge.

Section 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option with respect to the Notes only if:

(a) the Company or any guarantor, if applicable, irrevocably deposits or causes to be deposited in trust with the Trustee money or U.S. Government Obligations or a combination thereof that through the scheduled payment of principal and interest in respect thereof in accordance with their terms shall provide cash at such times and in such amounts as shall be sufficient to pay principal, any premium and interest when due on all outstanding Notes (except Notes replaced pursuant to Section 2.08) to maturity or redemption, as the case may be;

(b) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants or valuation consultants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment shall provide cash at such times and in such amounts as shall be sufficient to pay principal and interest when due on all outstanding Notes to maturity or redemption, as the case may be;

(c) 91 days pass after the deposit is made and during such 91-day period no Default specified in Sections 6.01(f) or 6.01(g) occurs that is continuing at the end of the period;

(d) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company or any guarantor, if applicable, with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or any guarantor, if applicable;

(e) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(f) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(g) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Indenture have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of any of the Notes at a future date in accordance with Article 3.

Section 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations either directly or through the Paying Agent as the Trustee may determine and in accordance with this Indenture to the payment of principal of and interest on the Notes that were defeased.

Section 8.04. Repayment to the Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date of payment of such principal and interest, and, thereafter, Noteholders entitled to the money must look to the Company for payment as general creditors.

Any unclaimed funds held by the Trustee pursuant to this Section 8.04 shall be held uninvested and without any liability for interest.

Section 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any such tax, fee or other charge which by law is for the account of the Holders of the defeased Notes; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder’s account.

Section 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture as it relates to the defeased Notes and such Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that (a) if the Company has made any payment of interest on or principal of the Notes following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of the particular Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to the Company promptly after receiving a written request therefor at any time, if such reinstatement of the Company’s obligations has occurred and continues to be in effect.

ARTICLE 9

AMENDMENTS

Section 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Notes without notice to or consent of any Noteholder:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to evidence the succession of another Person to the Company (or any guarantor) and the assumption by any such successor of the obligations of the Company (or those of any guarantor) in accordance with the provisions of Article 5;

(c) to add any additional Events of Default;

(d) to add to the covenants of the Company for the benefit of the Holders of all the Notes or to surrender any right or power herein conferred upon the Company;

(e) to add one or more guarantees for the benefit of Holders of the Notes or to release one or more guarantees in accordance with this Indenture or any supplemental indenture hereto;

(f) add collateral security with respect to the Notes;

(g) to add or appoint a successor or separate Trustee or other agent;

(h) to provide for the issuance of any Additional Notes;

(i) to comply with any requirements in connection with qualifying this Indenture under the Trust Indenture Act;

(j) to comply with the rules of any applicable securities depository;

(k) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(l) to conform the provisions of this Indenture to the “Description of Notes,” “Description of the Notes and Guarantees,” “Description of Debt Securities” and any similar sections of any offering memorandum or prospectus prepared in connection with the issuance of the Notes (with the basis for any such amendment pursuant to this clause (l) to be set forth in an Officers’ Certificate);

(m) to change any other provision if the change does not adversely affect the interests of any Noteholder.

After an amendment under this Section 9.01 becomes effective, the Company shall mail to the Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

Section 9.02. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Notes without notice to any Noteholder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for Notes). However, without the consent of each affected Noteholder, an amendment may not:

(a) change the Stated Maturity of the principal of, or installment of interest on, any Note;

(b) reduce the principal amount of, or the rate of interest on, any Notes;

(c) reduce any premium payable on the redemption or required repurchase of any Note or change the date on which any Note may or must be redeemed, repaid or required to be repurchased;

(d) change the coin or currency in which the principal of, premium, if any, or interest on any Note is payable;

(e) impair the right of any Holder to institute suit for the enforcement of any payment on or after the Stated Maturity of any Note;

(f) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required in order to take certain actions;

(g) reduce the requirements for quorum or voting by Holders in this Indenture or the Notes;

(h) modify any of the provisions of this Indenture regarding the waiver of past defaults and the waiver of certain covenants by Holders except to increase any percentage vote required or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby; or

(i) modify any of the above provisions of this Section 9.02.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

Section 9.03. Effect of Consents and Waivers. A consent to an amendment, supplement or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. After an amendment or waiver becomes effective with respect to the Notes, it shall bind every Noteholder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to take any such action, whether or not such Persons continue to be Holders after such record date.

Section 9.04. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Company shall provide in writing to the Trustee an appropriate notation to be placed on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

Section 9.05. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall receive indemnity reasonably satisfactory to it. In signing any amendment the Trustee shall receive, and (subject to Section 7.01) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 10.03, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such supplemental indenture constitutes the legal valid and binding obligation of the Company in accordance with its terms subject to customary exceptions.

Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental Indenture shall form a part of this Indenture for all purposes; and every Noteholder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.06. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the Trust Indenture Act as then in effect.

ARTICLE 10

MISCELLANEOUS

Section 10.01. Notices. Except as otherwise provided herein, any notice or communication shall be in writing (including facsimile and electronic communications in PDF format) and delivered in person or mailed by first-class mail addressed as follows:

if to the Company and any guarantors:

Southwest Gas Corporation

8360 S. Durango Dr.

Post Office Box 98510

Las Vegas, Nevada 89193-8510

Attention: Kenneth J. Kenny

Facsimile: (702) 876-7117

Email: ken.kenny@swgas.com

with a copy to:

Morrison & Foerster LLP

425 Market Street

San Francisco, California 94105

Attention: Brandon C. Parris, Esq.

Facsimile: (415) 268-7522

Email: bparris@mofo.com

if to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

2 N. LaSalle Street. 7th Floor

Chicago, Illinois 60602

Attention: Corporate Trust Administration

Facsimile: (312) 827-8522

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.

Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 10.02. Communication by Holders with Other Holders. Noteholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

Section 10.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 10.04. Statements Required in Certificate or Opinion. The certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

Section 10.05. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in conclusively relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

Section 10.06. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 10.07. Governing Law. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York but otherwise without regard to principles of conflicts of laws).

Section 10.08. No Recourse Against Others. A director, Officer, employee or shareholder (other than the Company), as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

Section 10.09. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

Section 10.10. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

Section 10.11. Variable Provisions. The Company initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Notes.

Section 10.12. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 10.13. Waiver of Jury Trial. EACH OF THE COMPANY, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 10.14. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 10.15. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “U.S.A. Patriot Act”), the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 10.16. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision included or that is required to be included in this Indenture by the Trust Indenture Act, the duty or provision required by the Trust Indenture Act shall control.

Section 10.17. Foreign Account Tax Compliance Act (FATCA). In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”), the Company agrees (i) to provide to The Bank of New York Mellon Trust Company, N.A., upon request, such information in its possession regarding holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so The Bank of New York Mellon Trust Company, N.A. can determine whether it has tax related obligations under Applicable Law and (ii) that The Bank of New York Mellon Trust Company, N.A. shall be entitled to make such withholding or deduction from payments under the Indenture as may be necessary to comply with Applicable Law. The terms of this section shall survive the termination of this Indenture.

Section 10.18. Electronic Signatures. Exchange and delivery of signature pages for the Base Indenture, this Supplemental Indenture and the Notes via facsimile or electronic signature shall constitute effective execution, delivery and authentication of such documents.

IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

SOUTHWEST GAS CORPORATION

By:	/s/ Gregory J. Peterson
Name: Gregory J. Peterson
Title: Senior Vice President/Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Ann Dolezal
Name: Ann Dolezal
Title: Vice President

(Signature Page to Supplemental Indenture)

EXHIBIT A

[FORM OF FACE OF NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE SUPPLEMENTAL INDENTURE REFERRED TO ON THE REVERSE HEREOF.](1)

SOUTHWEST GAS CORPORATION

4.05% SENIOR NOTES DUE 2032

No. [ ]	Principal Amount $

[(subject to adjustment as reflected in the Schedule of Increases and Decreases in Global Note attached hereto)](1)

CUSIP NO 845011AE5 ISIN NO US845011AE58

Southwest Gas Corporation, a California corporation, for value received, promises to pay to, or registered assigns, the principal sum of            Dollars ($         ) [(subject to adjustment as reflected in the Schedule of Increases and Decreases in Global Note attached hereto)] on March 15, 2032.

Interest Payment Dates: March 15 and September 15 of each year, commencing on September 15, 2022.

Record Dates: March 1 and September 1 of each year.

Additional provisions of this Note are set forth on the other side of this Note.

(1)	To be inserted if a Global Note.

IN WITNESS WHEREOF, SOUTHWEST GAS CORPORATION has caused this Note to be duly executed.

Dated: March 22, 2022

SOUTHWEST GAS CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Notes referred to

in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

Dated: March 22, 2022

[FORM OF REVERSE SIDE OF NOTE]

[Reverse of Note]

4.05% Senior Notes due 2032

1. Interest

Southwest Gas Corporation, a California corporation (together with its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate of 4.05% per annum.

The Company shall pay interest semiannually on March 15 and September 15 of each year (each such date, an “Interest Payment Date”), commencing on September 15, 2022. Interest on the Notes shall accrue from March 22, 2022, or from the most recent date to which interest has been paid on the Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. Method of Payment

By no later than 11:00 a.m. (New York City time) on the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Company shall pay interest (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 immediately preceding the Interest Payment Date even if Notes are cancelled, repurchased or redeemed after the record date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company may make all payments in respect of a Definitive Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof or by wire transfer to an account located in the United States of America maintained by the payee.

3. Paying Agent and Registrar

The Bank of New York Mellon Trust Company, N.A., a national banking association (the “Trustee”), shall initially act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice to any Noteholder. The Company or any of its domestically organized wholly-owned Subsidiaries may act as Paying Agent.

4. Indenture

The Company issued the Notes under the Indenture dated as of June 4, 2020 (the “Base Indenture,” supplemented by the Third Supplemental Indenture dated as of March 22, 2022 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”)), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Trust Indenture Act”). Terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Trust Indenture Act for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes are senior unsecured obligations of the Company. The Note is one of the Notes referred to in the Indenture. The Notes include the Notes issued on the Issue Date and any Additional Notes issued in accordance with Section 2.14 of the Indenture. The Notes and any Additional Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to create liens, enter into sale and leaseback transactions and enter into mergers and consolidations.

5. Redemption

The Notes shall be redeemable, in whole or in part, at any time prior to December 15, 2031 (three months prior to the maturity date of the Notes, the “Par Call Date”), at the option of the Company, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, less (b) interest accrued to, but not including, the date of redemption; and

•	100% of the aggregate principal amount of the Notes then outstanding to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the Redemption Date.

On or after the Par Call Date, the Company may redeem the Notes in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

“Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions or trust companies in New York City are authorized or required by law, executive order or regulation to close.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date, H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each holder of Notes to be redeemed.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any bond is to be redeemed in part only, the notice of redemption that relates to the bond will state the portion of the principal amount of the bond to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the bond will be issued in the name of the holder of the bond upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Except as set forth above and in Article 5 of the Notes, the Notes shall not be redeemable by the Company prior to maturity.

The Notes shall not be entitled to the benefit of any sinking fund.

6. Notice of Redemption

At least 10 days but not more than 60 days before a date for redemption of Notes, the Company shall mail (or, at the Company’s option in the case of Notes held in book-entry form, send by electronic transmission) a notice of redemption by first-class mail to each Holder of Notes to be redeemed at its registered address. Notes in denominations of principal amount larger than $2,000 may be redeemed in part but only in integral multiples of $1,000 in excess thereof. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before 11:00 a.m. (New York City time) on the Redemption Date (or, if the Company or any of its Subsidiaries is the Paying Agent, such money is segregated and held in trust) and certain other conditions are satisfied, on and after such date interest shall cease to accrue on such Notes (or such portions thereof) called for redemption.

7. Denominations; Transfer; Exchange

The Notes are in fully registered form without coupons in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register, transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of redemption of Notes to be redeemed and ending on the date of such mailing.

8. Persons Deemed Owners

The registered holder of this Note shall be treated as the owner of it for all purposes.

9. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years after the date of payment of principal and interest, the Trustee or Paying Agent shall pay the money back to the Company at its request. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10. Defeasance

Subject to certain conditions set forth in the Indenture, the Company or any guarantor, as applicable, at any time may terminate some or all of its obligations under the Notes and the Indenture as it relates to the Notes if the Company or any guarantor, as applicable, deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

11. Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes and (ii) any default or noncompliance with any provision of the Indenture or the Notes may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange for Notes). However, the Indenture requires the consent of each Noteholder that would be affected for certain specified amendments or modifications of the Indenture and the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes, among other things, to cure any ambiguity, omission, defect or inconsistency, or to evidence the succession of another Person to the Company (or any guarantor) and the assumption by any such Person of the obligations of the Company (or any guarantor) in accordance with Article 5 of the Indenture, or to add any additional Events of Default, or to add to the covenants of the Company for the benefit of the Holders of the Notes or surrender rights and powers conferred on the Company, or to add one or more guarantees for the benefit of the Holders of the Notes or to release one or more guarantees in accordance with the Indenture, or to add collateral security with respect to the Notes, or to add or appoint a successor or separate trustee or other agent, or to provide for the issuance of Additional Notes, or to comply with any requirements in connection with qualifying the Indenture under the Trust Indenture Act, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to comply with the rules of any applicable securities depository or to conform the provisions of the Indenture to the “Description of Notes,” “Description of the Notes and Guarantees” or “Description of Debt Securities” sections of any offering memorandum or prospectus prepared in connection with the issuance of the Notes (with the basis for any such amendment to be set forth in an Officers’ Certificate), or to change any other provision if the change does not adversely affect the interests of any Noteholder.

12. Defaults and Remedies

Under the Indenture, Events of Default include (a) a Default in any payment of interest on any Note when the same becomes due and payable occurs, and such default continues for a period of 30 days; (b) a Default in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable at its Stated Maturity occurs, upon optional redemption or otherwise; (c) the Company or any guarantor fails to comply with any of its agreements in the Notes, the Indenture or any guarantee of the Notes, as applicable (other than those referred to in (a) or (b) above) and such failure continues for 60 days after the notice specified below; (d) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company in an individual principal amount outstanding of at least $50,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company in an individual principal amount outstanding of at least $50,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay $50,000,000 or more of the principal of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such payment being made in full or such acceleration having been rescinded or annulled, within a period of 30 days after the notice specified below; (e) any guarantee with respect to the Notes ceases for any reason to be, or is asserted by the Company or the guarantor not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by this Indenture and any such guarantee of the Notes; and (f) certain events of bankruptcy or insolvency involving the Company or any guarantor.

A Default with respect to Notes under clause (c) and (d) above is not an Event of Default until the Trustee (by written notice to the Company) or the Holders of at least 25% in aggregate principal amount of the outstanding Notes (by written notice to the Company and the Trustee) gives notice of the Default and the Company does not cure such Default within the time specified in said clause (c) or (d), as applicable, after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency involving the Company are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity and/or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it in good faith determines that withholding notice is not opposed to their interest.

13. Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company and may otherwise deal with the Company with the same rights it would have if it were not Trustee.

14. No Recourse Against Others

A director, officer, employee or shareholder (other than the Company), as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

15. Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually or electronically signs the certificate of authentication on the other side of this Note.

16. Abbreviations

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entirety), JT TEN (joint tenants with rights of survivorship and not as tenants in common), CUST (custodian) and U/G/M/A (Uniform Gift to Minors Act).

17. CUSIP and ISIN Numbers

The Company has caused CUSIP and ISIN numbers and/or other similar numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers and/or other similar numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18. Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s Social Security or Tax I.D. No.)

and irrevocably appoint as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:

(Signature must be guaranteed by a participant in a recognized Signature

Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

Sign exactly as your name appears on the other side of this Note.

[TO BE ATTACHED IF A GLOBAL NOTE]

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE

The following increases and decreases in this Global Note have been made:

Date of Decrease or Increase	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian